Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Announces Fourth Quarter and 2021 Results

(January 18, 2022) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $59.3 million, or $0.37 per diluted share, for the fourth quarter of 2021 and $265.2 million, or $1.62 per diluted share, for the year ended December 31, 2021.

“2021 was a very good year for Fulton — a result of our continued successful execution of our relationship banking strategy," said E. Philip Wenger, Chairman and CEO of Fulton Financial Corporation. "Despite a difficult operating environment, the Fulton team did an outstanding job in helping our customers through some very challenging times. Our employees served as trusted financial advisors and delivered a wide variety of financial products and services. These activities, coupled with our success in keeping credit costs down and maintaining expenses, translated into record earnings per share for 2021. We are encouraged by many of the core business trends we saw during the year, particularly in the second half of 2021, and believe we are well-positioned to continue to advance our strategic priorities and deliver shareholder value in 2022."

Net Interest Income and Balance Sheet

Net interest income for the fourth quarter of 2021 was $165.6 million, $5.7 million lower than the third quarter of 2021. Net interest margin for the fourth quarter of 2021 decreased 5 basis points, to 2.77%, from 2.82% in the third quarter of 2021. The quarter-over-quarter decreases in net interest income and net interest margin were primarily due to a decrease in loan fees related to Paycheck Protection Program ("PPP") loans, which were $10.0 million in the fourth quarter of 2021 compared to $17.7 million in the third quarter of 2021, partially offset by a lower cost of deposits. The PPP loan balance as of December 31, 2021 was $301.3 million.
For the year ended December 31, 2021, net interest income was $663.7 million, an increase of $34.5 million in comparison to the year ended December 31, 2020. Net interest income for 2021 included $59.0 million in PPP loan fees. The yield on average interest-earning assets and the rate on average interest-bearing liabilities both declined 34 basis points in 2021 in comparison to 2020. The net interest margin in 2021 was 2.78% compared to 2.86% in 2020.

Total average interest-earning assets for the fourth quarter of 2021 were $24.3 billion, a decrease of $0.3 billion from the third quarter of 2021, driven by decreases in PPP loans of $0.4 billion and deposits with other banks reflected in other interest-earning assets of $0.2 billion, partially offset by increases in residential mortgage loans of $0.1 billion and tax-exempt investment securities of $0.1 billion.

Total average interest-earning assets for the year ended December 31, 2021 were $24.4 billion, an increase of $1.9 billion from 2020. Average loans, net of unearned income, were $18.6 billion, an increase of $0.4 billion from 2020. Included in average loans were PPP loans that had an average balance of $1.1 billion, a decrease of $0.1 billion from 2020. The increase in average loans was mainly driven by a $0.6 billion increase in the residential mortgage loan portfolio.

Total average interest-bearing liabilities decreased $0.3 billion, to $15.5 billion, in the fourth quarter of 2021 compared to the third quarter of 2021, driven by decreases of $0.2 billion in wholesale deposits reflected in demand deposits and $0.1 billion in time deposits. Average noninterest-bearing deposits increased $0.1 billion in the fourth quarter of 2021.

Total average interest-bearing deposits for the year ended December 31, 2021 increased $0.8 billion from 2020, driven by increases in demand and savings deposits. Average noninterest-bearing deposits increased $1.5 billion for the year ended December 31, 2021.

The Corporation repurchased 1.1 million shares and 2.8 million shares of Fulton common stock during the fourth quarter of 2021 and for the year ended December 31, 2021, respectively, at a cost of $17.8 million and $43.9 million, respectively. As of December 31, 2021, up to an additional $31.1 million of Fulton's common stock may be repurchased through March 31, 2022 under the $75 million share repurchase program originally announced in February 2021.

Asset Quality

In the fourth quarter of 2021, a negative provision for credit losses of $5.0 million was recognized, as compared to a negative provision for credit losses of $0.6 million recognized in the third quarter of 2021. The negative provision for credit losses for the fourth quarter of 2021 was recorded to adjust the allowance for credit losses as a result of improved economic conditions. For the year ended December 31, 2021, the negative provision for credit losses was $14.6 million compared to a provision for credit losses of $76.9 million in 2020. A $6.2 million provision for credit losses was recognized in the fourth quarter of 2020.

Non-performing assets were $153.9 million, or 0.60% of total assets, at December 31, 2021, compared to $152.1 million, or 0.58% of total assets, and $151.3 million, or 0.58% of total assets, at September 30, 2021 and December 31, 2020, respectively.

Annualized net charge-offs (recoveries) for the quarter ended December 31, 2021, were 0.07% of total average loans, compared to (0.05)% and (0.07)% for the quarters ended September 30, 2021 and December 31, 2020, respectively.

Non-interest Income

Non-interest income in the fourth quarter of 2021 was $63.9 million, an increase of $1.3 million, or 2.1%, from the third quarter of 2021. The increase in non-interest income was primarily due to a $1.6 million increase in income from equity method investments reflected in other income.

Compared to the fourth quarter of 2020, non-interest income in the fourth quarter of 2021 increased $8.3 million, or 14.9%, from $55.6 million, primarily due to an increase of $3.9 million in income from equity method investments, a $2.6 million increase in wealth management income due to growth in managed assets, and increases of $1.7 million and $1.3 million in commercial banking income and consumer banking income, respectively. These increases were partially offset with a $2.1 million decrease in mortgage banking income, primarily due to a decline in income from loan sales for the period.

For the year ended December 31, 2021, non-interest income, excluding investment securities gains, was $240.2 million, an increase of $13.9 million, or 6.1%, from 2020. The increase was primarily due to increases of $12.7 million in wealth management, $7.1 million in income from equity method investments and $3.9 million in consumer banking income, offset by declines of $8.7 million in mortgage banking income, due to a $29.2 million decline in income from loan sales, offset by a net favorable pre-tax income change attributable to the mortgage servicing rights valuation allowance as compared to 2020 of $20.4 million. Specifically, Fulton increased the mortgage servicing valuation allowance by $10.5 million in 2020. The Corporation reduced the valuation allowance by $9.9 million in 2021. As of December 31, 2021, the mortgage servicing rights valuation allowance remaining was $0.6 million.

During both 2021 and 2020, Fulton completed balance sheet restructurings involving sales of investment securities and corresponding prepayments of FHLB advances. During 2021, the balance sheet restructuring involved gains on sales of Visa, Inc. Class B restricted shares of $34.0 million that were offset in non-interest expense by debt extinguishment of costs of $33.2 million.

Non-interest Expense

Non-interest expense was $154.0 million in the fourth quarter of 2021, an increase of $9.4 million, or 6.5%, compared to the third quarter of 2021. The increase was primarily due to increases in salaries and employee benefits of $2.8 million during the fourth quarter of 2021 as a result of higher incentive compensation and bonuses, charitable contributions of $2.5 million, reflected in other expense, and other outside services expense of $1.7 million, driven by technology-related services.

Compared to the fourth quarter of 2020, non-interest expense decreased $0.7 million, or 0.5%, in the fourth quarter of 2021, primarily due to a write-off in the prior year period of $4.8 million for fixed assets and $5.8 million of lease termination charges, partially offset by increases of $2.7 million in data processing and software and $1.3 million in other outside services. In addition, salaries and employee benefits increased $1.6 million, primarily due to an increase of $6.8 million for incentive compensation and bonuses, partially offset by a $4.4 million decrease in employee severance expense. During the fourth quarter of 2021, the Corporation made a $1.0 million contribution to the Fulton Forward Foundation.

Total non-interest expense increased $38.4 million to $617.8 million, or 6.6%, in 2021 in comparison to 2020. Non-interest expense, excluding debt extinguishment costs of $33.2 million, was $584.6 million, an increase of $21.3 million, or 3.8%, compared to non-interest expenses of $563.2 million in 2020, which excludes expenses associated with cost savings initiatives of $16.2 million. Excluding the net decrease in severance costs of $5.9 million, the increase in non-interest expense over 2020 was primarily due to increases in salaries and employee benefits of $10.6 million, attributable to a $12.7 million increase in incentive compensation and bonuses. Also contributing to the increase in non-interest expense were $8.4 million in data processing and software and $2.8 million in other outside services expense, partially offset by a $3.2 million decrease in professional fees.

Income Tax Expense

For the year ended December 31, 2021, the effective tax rate was 17.6% compared to 12.0% in 2020. The increase was a result of higher income before income taxes.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This news release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.
Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the Securities and Exchange Commission's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain non-GAAP financial measures in this earnings release. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
in thousands, except per-share data and percentages
	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2021	2021	2021	2021	2020
Ending Balances
Investments	$4,167,774	$4,000,760	$3,921,658	$3,612,010	$3,340,424
Net loans	18,325,350	18,269,407	18,586,756	18,990,986	18,900,820
Total assets	25,796,398	26,390,832	26,079,774	25,892,990	25,906,733
Deposits	21,573,499	22,074,041	21,724,312	21,633,838	20,839,207
Shareholders' equity	2,712,680	2,699,818	2,692,958	2,629,655	2,616,828

Average Balances
Investments	$3,980,045	$3,914,627	$3,670,333	$3,448,166	$3,221,289
Net loans	18,220,550	18,414,153	18,906,556	18,980,586	18,994,514
Total assets	26,136,536	26,440,876	26,017,542	26,082,816	25,749,405
Deposits	21,876,938	22,123,480	21,765,601	21,117,024	20,791,522
Shareholders' equity	2,713,198	2,722,833	2,669,413	2,637,098	2,544,866

Income Statement
Net interest income	$165,613	$171,270	$162,399	$164,448	$161,591
Provision for credit losses	(5,000)	(600)	(3,500)	(5,500)	6,240
Non-interest income	63,881	62,577	51,890	95,397	55,574
Non-interest expense	154,019	144,596	140,831	178,384	154,738
Income before taxes	80,475	89,851	76,958	86,961	56,187
Net income available to common shareholders	59,325	73,021	62,402	70,472	48,690
Pre-provision net revenue(1)	77,837	90,947	75,575	81,795	64,092

Per Share
Net income available to common shareholders (basic)	$0.37	$0.45	$0.38	$0.43	$0.30
Net income available to common shareholders (diluted)	$0.37	$0.45	$0.38	$0.43	$0.30
Cash dividends	$0.22	$0.14	$0.14	$0.14	$0.17
Common shareholders' equity	$15.70	$15.53	$15.34	$14.99	$14.93
Common shareholders' equity (tangible)(1)	$12.35	$12.21	$12.05	$11.69	$11.62
Weighted average shares (basic)	161,210	162,506	162,785	162,441	162,242
Weighted average shares (diluted)	162,355	163,456	163,858	163,737	163,071

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this document.

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2021	2021	2021	2021	2020
Asset Quality
Net charge-offs (recoveries) to average loans (annualized)	0.07%	(0.05)%	0.15%	0.13%	(0.07)%
Non-performing loans to total loans	0.83%	0.82%	0.83%	0.80%	0.78%
Non-performing assets to total assets	0.60%	0.58%	0.60%	0.60%	0.58%
ACL - loans(2) to total loans	1.36%	1.41%	1.37%	1.40%	1.47%
ACL - loans(2) to non-performing loans	164%	171%	166%	174%	189%

Asset Quality, excluding PPP(1)(3)
Net charge-offs (recoveries) to adjusted average loans (annualized)	0.07%	(0.05)%	0.16%	0.14%	(0.08)%
Non-performing loans to total adjusted loans	0.84%	0.85%	0.88%	0.88%	0.85%
ACL - loans(2) to total adjusted loans	1.38%	1.45%	1.46%	1.54%	1.60%

Profitability
Return on average assets	0.94%	1.13%	1.00%	1.14%	0.79%
Return on average common shareholders' equity	9.34%	11.45%	10.01%	11.73%	8.21%
Return on average common shareholders' equity (tangible)(1)	11.89%	14.56%	12.93%	15.00%	10.32%
Net interest margin	2.77%	2.82%	2.73%	2.79%	2.75%
Efficiency ratio(1)	65.2%	60.3%	63.8%	63.0%	62.5%
Non-interest expenses to total average assets(1)	2.30%	2.14%	2.14%	2.25%	2.13%

Capital Ratios
Tangible common equity ratio(1)	7.8%	7.6%	7.7%	7.5%	7.4%
Tier 1 leverage ratio(4)	8.5%	8.4%	8.5%	8.3%	8.2%
Common equity Tier 1 capital ratio(4)	10.0%	10.1%	10.0%	9.8%	9.5%
Tier 1 risk-based capital ratio(4)	11.0%	11.1%	11.0%	10.8%	10.5%
Total risk-based capital ratio(4)	14.3%	14.4%	14.5%	14.2%	14.4%

(1) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this document.
(2) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(3) Asset quality information excluding Paycheck Protection Program ("PPP") loans. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this document.
(4) Regulatory capital ratios as of December 31, 2021 are preliminary and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
dollars in thousands
						% Change from
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Dec 31
	2021	2021	2021	2021	2020	2021	2020
ASSETS
Cash and due from banks	$172,276	$260,564	$143,002	$102,570	$120,462	(33.9)%	43.0%
Other interest-earning assets	1,523,973	2,271,738	1,823,688	1,625,515	1,819,499	(32.9)%	(16.2)%
Loans held for sale	35,768	43,123	41,924	34,092	83,886	(17.1)%	(57.4)%
Investment securities	4,167,774	4,000,760	3,921,658	3,612,010	3,340,424	4.2%	24.8%
Net loans	18,325,350	18,269,407	18,586,756	18,990,986	18,900,820	0.3%	(3.0)%
Less: ACL - loans(1)	(249,001)	(256,727)	(255,032)	(265,986)	(277,567)	(3.0)%	(10.3)%
Loans, net	18,076,349	18,012,680	18,331,724	18,725,000	18,623,253	0.4%	(2.9)%
Net, premises and equipment	220,357	228,179	228,353	229,035	231,480	(3.4)%	(4.8)%
Accrued interest receivable	57,451	57,902	63,232	65,649	72,942	(0.8)%	(21.2)%
Goodwill and intangible assets	538,053	536,697	536,847	536,544	536,659	0.3%	0.3%
Other assets	1,004,397	979,189	989,346	962,575	1,078,128	2.6%	(6.8)%
Total Assets	$25,796,398	$26,390,832	$26,079,774	$25,892,990	$25,906,733	(2.3)%	(0.4)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,573,499	$22,074,041	$21,724,312	$21,633,838	$20,839,207	(2.3)%	3.5%
Short-term borrowings	416,764	468,967	533,749	520,989	630,066	(11.1)%	(33.9)%
Other liabilities	472,110	520,620	501,542	482,101	524,369	(9.3)%	(10.0)%
Long-term borrowings	621,345	627,386	627,213	626,407	1,296,263	(1.0)%	(52.1)%
Total Liabilities	23,083,718	23,691,014	23,386,816	23,263,335	23,289,905	(2.6)%	(0.9)%
Shareholders' equity	2,712,680	2,699,818	2,692,958	2,629,655	2,616,828	0.5%	3.7%
Total Liabilities and Shareholders' Equity	$25,796,398	$26,390,832	$26,079,774	$25,892,990	$25,906,733	(2.3)%	(0.4)%

LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$7,279,080	$7,145,115	$7,152,932	$7,142,137	$7,105,092	1.9%	2.4%
Commercial and industrial	3,906,791	3,863,154	3,870,462	3,986,858	4,088,561	1.1%	(4.4)%
Real estate - residential mortgage	3,846,750	3,719,684	3,555,897	3,254,058	3,141,915	3.4%	22.4%
Real estate - home equity	1,118,248	1,126,628	1,136,128	1,149,958	1,202,913	(0.7)%	(7.0)%
Real estate - construction	1,139,779	1,111,487	1,070,755	1,083,494	1,047,218	2.5%	8.8%
Consumer	464,657	458,595	448,433	451,857	466,772	1.3%	(0.5)%
Equipment lease financing	236,344	242,967	252,158	260,907	279,118	(2.7)%	(15.3)%
Other(2)	32,448	11,330	(14,410)	(26,677)	(12,481)	N/M	N/M
Net loans before PPP	18,024,097	17,678,960	17,472,355	17,302,592	17,319,108	2.0%	4.1%
PPP	301,253	590,447	1,114,401	1,688,394	1,581,712	(49.0)%	(81.0)%
Total Net Loans	$18,325,350	$18,269,407	$18,586,756	$18,990,986	$18,900,820	0.3%	(3.0)%
Deposits, by type:
Noninterest-bearing demand	$7,370,963	$7,434,155	$7,442,132	$7,046,116	$6,531,002	(0.9)%	12.9%
Interest-bearing demand	5,819,539	6,187,096	5,795,404	5,959,909	5,818,564	(5.9)%	—%
Savings	6,403,995	6,401,619	6,276,554	6,244,513	5,929,792	—%	8.0%
Total demand and savings	19,594,497	20,022,870	19,514,090	19,250,538	18,279,358	(2.1)%	7.2%
Brokered	251,526	262,617	277,444	309,873	335,185	(4.2)%	(25.0)%
Time	1,727,476	1,788,554	1,932,778	2,073,427	2,224,664	(3.4)%	(22.3)%
Total Deposits	$21,573,499	$22,074,041	$21,724,312	$21,633,838	$20,839,207	(2.3)%	3.5%
Short-term borrowings, by type:
Customer funding	$416,764	$468,967	$533,749	$520,989	$630,066	(11.1)%	(33.9)%
Total Short-Term Borrowings	$416,764	$468,967	$533,749	$520,989	$630,066	(11.1)%	(33.9)%

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
dollars in thousands
	Three Months Ended					% Change from		Year Ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Dec 31	Dec 31
	2021	2021	2021	2021	2020	2021	2020	2021	2020	% Change
Interest Income:
Interest income	$177,724	$184,079	$176,673	$184,936	$183,645	(3.5)%	(3.2)%	$723,412	$742,878	(2.6)%
Interest expense	12,111	12,809	14,274	20,488	22,054	(5.4)%	(45.1)%	59,682	113,671	(47.5)%
Net Interest Income	165,613	171,270	162,399	164,448	161,591	(3.3)%	2.5%	663,730	629,207	5.5%
Provision for credit losses	(5,000)	(600)	(3,500)	(5,500)	6,240	N/M	N/M	(14,600)	76,920	(119.0)%
Net Interest Income after Provision	170,613	171,870	165,899	169,948	155,351	(0.7)%	9.8%	678,330	552,287	22.8%
Non-Interest Income:
Commercial banking:
Merchant and card	6,588	6,979	6,786	5,768	5,953	(5.6)%	10.7%	26,121	23,139	12.9%
Cash management	5,318	5,285	5,341	4,921	4,737	0.6%	12.3%	20,865	18,725	11.4%
Capital markets	2,982	2,063	1,536	2,800	3,513	44.5%	(15.1)%	9,381	18,288	(48.7)%
Other commercial banking	3,592	2,411	3,466	2,853	2,606	49.0%	37.8%	12,322	10,134	21.6%
Total commercial banking	18,480	16,738	17,129	16,342	16,809	10.4%	9.9%	68,689	70,286	(2.3)%
Consumer banking:
Card	5,953	5,941	5,733	5,878	5,123	0.2%	16.2%	23,505	19,777	18.9%
Overdraft	3,896	3,474	2,750	2,724	3,376	12.1%	15.4%	12,844	12,556	2.3%
Other consumer banking	2,280	2,386	2,377	2,152	2,298	(4.4)%	(0.8)%	9,195	9,265	(0.8)%
Total consumer banking	12,129	11,801	10,860	10,754	10,797	2.8%	12.3%	45,544	41,598	9.5%
Wealth management	18,285	18,532	17,634	17,347	15,653	(1.3)%	16.8%	71,798	59,058	21.6%
Mortgage banking	7,243	9,535	2,838	13,960	9,311	(24.0)%	(22.2)%	33,576	42,309	(20.6)%
Other	7,739	5,971	3,393	3,519	3,004	29.6%	N/M	20,622	13,084	57.6%
Non-interest income before investment securities gains	63,876	62,577	51,854	61,922	55,574	2.1%	14.9%	240,229	226,335	6.1%
Investment securities gains, net	5	—	36	33,475	—	N/M	N/M	33,516	3,053	N/M
Total Non-Interest Income	63,881	62,577	51,890	95,397	55,574	2.1%	14.9%	273,745	229,388	19.3%
Non-Interest Expense:
Salaries and employee benefits	85,506	82,679	78,367	82,586	83,929	3.4%	1.9%	329,138	324,395	1.5%
Data processing and software	14,612	14,335	13,932	13,561	11,951	1.9%	22.3%	56,440	48,073	17.4%
Net occupancy	14,366	12,957	12,494	13,982	13,161	10.9%	9.2%	53,799	53,013	1.5%
Other outside services	9,637	7,889	8,178	8,490	8,334	22.2%	15.6%	34,194	31,432	8.8%
Equipment	3,539	3,416	3,424	3,428	3,563	3.6%	(0.7)%	13,807	13,885	(0.6)%
FDIC insurance	3,032	2,727	2,282	2,624	2,346	11.2%	29.2%	10,665	8,865	20.3%
Professional fees	1,946	2,271	2,651	2,779	2,424	(14.3)%	(19.7)%	9,647	12,835	(24.8)%
Amortization of tax credit investments	1,547	1,546	1,563	1,531	1,532	0.1%	1.0%	6,187	6,126	1.0%
Marketing	1,477	1,448	1,348	1,002	1,098	2.0%	34.5%	5,275	5,127	2.9%
Intangible amortization	146	150	178	115	132	(2.7)%	10.6%	589	529	11.3%
Debt extinguishment	674	—	412	32,163	—	N/M	N/M	33,249	2,878	N/M
Other	17,537	15,178	16,002	16,123	26,268	15.5%	(33.2)%	64,840	72,282	(10.3)%
Total Non-Interest Expense	154,019	144,596	140,831	178,384	154,738	6.5%	(0.5)%	617,830	579,440	6.6%
Income Before Income Taxes	80,475	89,851	76,958	86,961	56,187	(10.4)%	43.2%	334,245	202,235	65.3%
Income tax expense	18,588	14,268	11,994	13,898	5,362	30.3%	N/M	58,748	24,195	142.8%
Net Income	61,887	75,583	64,964	73,063	50,825	(18.1)%	21.8%	275,497	178,040	54.7%
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,591)	(2,135)	—%	20.0%	(10,277)	(2,135)	N/M
Net Income Available to Common Shareholders	$59,325	$73,021	$62,402	$70,472	$48,690	(18.8)%	21.8%	$265,220	$175,905	50.8%

PER SHARE:
Net income available to common shareholders:
Basic	$0.37	$0.45	$0.38	$0.43	$0.30	(17.8)%	23.3%	$1.63	$1.08	50.9%
Diluted	$0.37	$0.45	$0.38	$0.43	$0.30	(17.8)%	23.3%	$1.62	$1.08	50.0%
Cash dividends	$0.22	$0.14	$0.14	$0.14	$0.17	57.1%	29.4%	$0.64	$0.56	14.3%

Weighted average shares (basic)	161,210	162,506	162,785	162,441	162,242	(0.8)%	(0.6)%	162,233	162,372	(0.1)%
Weighted average shares (diluted)	162,355	163,456	163,858	163,737	163,071	(0.7)%	(0.4)%	163,307	163,090	0.1%
N/M - Not meaningful

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Three months ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(1)	Rate	Balance	(1)	Rate	Balance	(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$18,220,550	$159,057	3.47%	$18,414,153	$163,343	3.53%	$18,994,514	$164,329	3.45%
Taxable investment securities	2,801,934	14,006	1.75%	2,785,828	13,757	1.80%	2,233,730	13,559	2.43%
Tax-exempt investment securities	1,120,263	8,418	3.00%	1,035,685	7,906	3.05%	886,329	7,044	3.17%
Total Investment Securities	3,922,197	22,424	2.29%	3,821,513	21,663	2.27%	3,120,059	20,603	2.64%
Loans held for sale	35,235	333	3.77%	36,427	299	3.28%	76,871	521	2.71%
Other interest-earning assets	2,100,392	(905)	0.19%	2,301,326	1,888	0.18%	1,668,454	1,179	0.28%
Total Interest-Earning Assets	24,278,374	180,909	2.96%	24,573,419	187,193	3.03%	23,859,898	186,632	3.12%

Noninterest-Earning assets:
Cash and due from banks	211,958			200,315			126,190
Premises and equipment	226,319			228,861			236,265
Other assets	1,677,028			1,695,767			1,799,381
Less: ACL - loans(2)	(257,143)			(257,486)			(272,329)
Total Assets	$26,136,536			$26,440,876			$25,749,405

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,933,780	$756	0.05%	$6,168,908	$814	0.05%	$5,762,150	$1,457	0.10%
Savings deposits	6,413,638	992	0.06%	6,392,537	1,054	0.07%	5,905,137	1,866	0.13%
Brokered deposits	256,192	220	0.34%	270,168	229	0.34%	340,451	451	0.53%
Time deposits	1,756,672	3,928	0.89%	1,852,223	4,428	0.95%	2,306,556	8,082	1.39%
Total Interest-Bearing Deposits	14,360,282	5,896	0.16%	14,683,836	6,525	0.18%	14,314,294	11,856	0.33%

Short-term borrowings	474,022	128	0.11%	494,811	131	0.11%	622,623	268	0.17%
Long-term borrowings	623,073	6,088	3.91%	627,300	6,153	3.92%	1,296,139	9,930	3.06%
Total Interest-Bearing Liabilities	15,457,377	12,112	0.31%	15,805,947	12,809	0.32%	16,233,056	22,054	0.54%

Noninterest-Bearing liabilities:
Demand deposits	7,516,656			7,439,644			6,477,228
Other	449,305			472,452			494,255
Total Liabilities	23,423,338			23,718,043			23,204,539
Total Deposits/Cost of Deposits	21,876,938		0.11%	22,123,480		0.12%	20,791,522		0.23%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	22,974,033		0.21%	23,245,591		0.22%	22,710,284		0.39%

Shareholders' equity	2,713,198			2,722,833			2,544,866
Total Liabilities and Shareholders' Equity	$26,136,536			$26,440,876			$25,749,405

Net interest income/net interest margin (fully taxable equivalent)		168,797	2.77%		174,384	2.82%		164,578	2.75%
Tax equivalent adjustment		(3,184)			(3,114)			(2,987)
Net Interest Income		$165,613			$171,270			$161,591

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL (UNAUDITED):
dollars in thousands
	Three months ended					% Change from
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Dec 31
	2021	2021	2021	2021	2020	2021	2020
Loans, by type:
Real estate - commercial mortgage	$7,157,906	$7,134,177	$7,177,622	$7,128,997	$7,101,363	0.3%	0.8%
Commercial and industrial	3,898,559	3,878,767	3,920,771	4,033,367	4,024,879	0.5%	(3.1)%
Real estate - residential mortgage	3,773,156	3,642,822	3,396,690	3,183,585	3,087,529	3.6%	22.2%
Real estate - home equity	1,122,042	1,128,076	1,139,558	1,175,218	1,212,113	(0.5)%	(7.4)%
Real estate - construction	1,117,592	1,085,846	1,054,469	1,054,718	1,009,284	2.9%	10.7%
Consumer	462,346	452,844	451,486	459,038	468,678	2.1%	(1.4)%
Equipment lease financing	238,349	247,776	256,248	266,405	279,059	(3.8)%	(14.6)%
Other(1)	15,558	(6,773)	(14,677)	(9,455)	(18,817)	N/M	N/M
Net loans before PPP	17,785,508	17,563,535	17,382,167	17,291,873	17,164,088	1.3%	3.6%
PPP	435,042	850,618	1,524,389	1,688,713	1,830,426	(48.9)%	(76.2)%
Total Net Loans	$18,220,550	$18,414,153	$18,906,556	$18,980,586	$18,994,514	(1.1)%	(4.1)%

Deposits, by type:
Noninterest-bearing demand	$7,516,656	$7,439,644	$7,203,696	$6,672,832	$6,477,228	1.0%	16.0%
Interest-bearing demand	5,933,780	6,168,908	5,979,855	5,832,174	5,762,150	(3.8)%	3.0%
Savings	6,413,638	6,392,537	6,280,629	6,137,084	5,905,137	0.3%	8.6%
Total demand and savings	19,864,074	20,001,089	19,464,180	18,642,090	18,144,515	(0.7)%	9.5%
Brokered	256,192	270,168	297,815	324,364	340,451	(5.2)%	(24.7)%
Time	1,756,672	1,852,223	2,003,606	2,150,570	2,306,556	(5.2)%	(23.8)%
Total Deposits	$21,876,938	$22,123,480	$21,765,601	$21,117,024	$20,791,522	(1.1)%	5.2%

Short-term borrowings, by type:
Customer funding	$474,022	$494,811	$514,025	$570,775	$622,623	(4.2)%	(23.9)%
Total Short-Term borrowings	$474,022	$494,811	$514,025	$570,775	$622,623	(4.2)%	(23.9)%

(1) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Year ended December 31
	2021			2020
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(1)	Rate	Balance	(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$18,627,787	$644,387	3.46%	$18,270,390	$662,785	3.63%
Taxable investment securities	2,665,416	55,351	1.88%	2,182,410	58,173	2.66%
Tax-exempt investment securities	1,007,834	30,974	3.07%	825,057	26,641	3.22%
Total Investment Securities	3,673,250	86,325	2.35%	3,007,467	84,814	2.82%
Loans held for sale	39,211	1,302	3.32%	60,015	2,077	3.46%
Other interest-earning assets	2,014,954	3,694	0.18%	1,120,727	5,504	0.49%
Total Interest-Earning Assets	24,355,202	735,708	3.02%	22,458,599	755,180	3.36%

Noninterest-Earning assets:
Cash and due from banks	165,942			139,146
Premises and equipment	228,708			238,864
Other assets	1,686,053			1,746,956
Less: ACL - loans(2)	(265,572)			(249,848)
Total Assets	$26,170,333			$24,333,717

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,979,479	$3,662	0.06%	$5,278,941	$11,390	0.22%
Savings deposits	6,306,967	4,936	0.08%	5,550,234	14,654	0.26%
Brokered deposits	286,901	1,096	0.38%	310,763	2,387	0.77%
Time deposits	1,939,446	20,311	1.05%	2,546,305	41,615	1.63%
Total Interest-Bearing Deposits	14,512,793	30,005	0.21%	13,686,243	70,046	0.51%

Short-term borrowings	513,092	583	0.11%	810,583	5,227	0.64%
Long-term borrowings	784,871	29,094	3.71%	1,254,300	38,398	3.06%
Total Interest-Bearing Liabilities	15,810,756	59,682	0.38%	15,751,126	113,671	0.72%

Noninterest-Bearing liabilities:
Demand deposits	7,211,153			5,714,803
Other	462,478			476,139
Total Liabilities	23,484,387			21,942,068
Total Deposits/Cost of Deposits	21,723,946		0.14%	19,401,046		0.36%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	23,021,909		0.26%	21,465,929		0.53%

Shareholders' equity	2,685,946			2,391,649
Total Liabilities and Shareholders' Equity	$26,170,333			$24,333,717

Net interest income/net interest margin (fully taxable equivalent)		676,026	2.78%		641,509	2.86%
Tax equivalent adjustment		(12,296)			(12,302)
Net Interest Income		$663,730			$629,207

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL (UNAUDITED):
dollars in thousands

	Year ended December 31
	2021	2020	% Change
Loans, by type:
Real estate - commercial mortgage	$7,149,712	$6,928,269	3.2%
Commercial and industrial	3,932,351	4,237,252	(7.2)%
Real estate - residential mortgage	3,501,072	2,876,538	21.7%
Real estate - home equity	1,141,042	1,255,094	(9.1)%
Real estate - construction	1,078,350	965,534	11.7%
Consumer	456,427	466,419	(2.1)%
Equipment lease financing	252,104	281,859	(10.6)%
Other(1)	(3,776)	(4,640)	18.6%
Net loans before PPP	17,507,282	17,006,325	2.9%
PPP	1,120,505	1,264,065	(11.4)%
Total Net Loans	$18,627,787	$18,270,390	2.0%

Deposits, by type:
Noninterest-bearing demand	$7,211,153	$5,714,803	26.2%
Interest-bearing demand	5,979,479	5,278,941	13.3%
Savings	6,306,967	5,550,234	13.6%
Total demand and savings	19,497,599	16,543,978	17.9%
Brokered	286,901	310,763	(7.7)%
Time	1,939,446	2,546,305	(23.8)%
Total Deposits	$21,723,946	$19,401,046	12.0%

Short-term borrowings, by type:
Customer funding	513,092	553,033	(7.2)%
Federal funds purchased	—	64,918	N/M
Short-term FHLB advances and other borrowings	—	192,632	N/M
Total Short-Term Borrowings	$513,092	$810,583	(36.7)%

N/M - Not meaningful
(1) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
dollars in thousands
	Three months ended					Year Ended December
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31	Dec 31
	2021	2021	2021	2021	2020	2021	2020
Allowance for credit losses related to net loans:
Balance at beginning of period	$256,727	$255,032	$265,986	$277,567	$266,825	$277,567	$163,621

Impact of adopting CECL	—	—	—	—	—	—	45,723

Loans charged off:
Commercial and industrial	(9,417)	(647)	(954)	(4,319)	(1,567)	(15,337)	(18,915)
Real estate - commercial mortgage	(369)	(14)	(6,506)	(1,837)	(300)	(8,726)	(4,225)
Consumer and home equity	(828)	(504)	(1,130)	(847)	(668)	(3,309)	(4,593)
Real estate - residential mortgage	—	(602)	(496)	(192)	—	(1,290)	(620)
Real estate - construction	—	—	—	(39)	—	(39)	(17)
Equipment lease financing and other	(380)	(467)	(436)	(968)	(483)	(2,251)	(2,187)
Total loans charged off	(10,994)	(2,234)	(9,522)	(8,202)	(3,018)	(30,952)	(30,557)
Recoveries of loans previously charged off:
Commercial and industrial	5,795	2,330	693	769	4,581	9,587	11,396
Real estate - commercial mortgage	1,007	564	729	174	588	2,474	1,027
Consumer and home equity	767	504	634	440	594	2,345	2,380
Real estate - residential mortgage	89	86	105	95	199	375	491
Real estate - construction	77	697	254	384	179	1,412	5,122
Equipment lease financing and other	283	358	153	159	219	953	604
Recoveries of loans previously charged off	8,018	4,539	2,568	2,021	6,360	17,146	21,020
Net loans (charged off) recovered	(2,976)	2,305	(6,954)	(6,181)	3,342	(13,806)	(9,537)
Provision for credit losses	(4,750)	(610)	(4,000)	(5,400)	7,400	(14,760)	77,760
Balance at end of period	$249,001	$256,727	$255,032	$265,986	$277,567	$249,001	$277,567
Net charge-offs (recoveries) to average loans (annualized)	0.07%	(0.05)%	0.15%	0.13%	(0.07)%	0.07%	0.05%

Allowance credit losses related to OBS Credit Exposures(1)
Balance at beginning of period	$14,783	$14,773	$14,273	$14,373	$15,533
Provision for credit losses	(250)	10	500	(100)	(1,160)
Balance at end of period	$14,533	$14,783	$14,773	$14,273	$14,373

NON-PERFORMING ASSETS:
Non-accrual loans	$143,666	$138,833	$147,864	$143,889	$137,198
Loans 90 days past due and accruing	8,453	11,389	5,865	8,559	9,929
Total non-performing loans	152,119	150,222	153,729	152,448	147,127
Other real estate owned	1,817	1,896	2,779	3,664	4,178
Total non-performing assets	$153,936	$152,118	$156,508	$156,112	$151,305

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$30,629	$32,697	$33,522	$31,871	$32,610
Real estate - commercial mortgage	54,044	52,100	53,693	54,164	52,647
Real estate - residential mortgage	39,399	37,077	38,185	36,152	30,793
Consumer and home equity	11,505	11,509	11,408	13,072	13,090
Real estate - construction	901	965	1,016	1,440	1,550
Equipment lease financing and other	15,641	15,874	15,905	15,749	16,437
Total non-performing loans	$152,119	$150,222	$153,729	$152,448	$147,127

(1) The allowance for credit losses related to OBS Credit Exposures is presented in "other liabilities" on the consolidated balance sheets.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
in thousands, except per share data and percentages

Explanatory note:	This press release contains supplemental financial information, as detailed below, which has been derived by methods other than Generally Accepted Accounting Principles ("GAAP"). The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2021	2021	2021	2021	2020
Common shareholders' equity (tangible), per share
Shareholders' equity	$2,712,680	$2,699,818	$2,692,958	$2,629,655	$2,616,828
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(538,053)	(536,697)	(536,847)	(536,544)	(536,659)
Tangible common shareholders' equity (numerator)	$1,981,749	$1,970,243	$1,963,233	$1,900,233	$1,887,291

Shares outstanding, end of period (denominator)	160,490	161,429	162,988	162,518	162,350

Common shareholders' equity (tangible), per share	$12.35	$12.21	$12.05	$11.69	$11.62

Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$59,325	$73,021	$62,402	$70,472	$48,690
Plus: Intangible amortization, net of tax	114	118	140	90	104
Net income available to common shareholder's (numerator)	$59,439	$73,139	$62,542	$70,562	$48,794

Average shareholders' equity	$2,713,198	$2,722,833	$2,669,413	$2,637,098	$2,544,866
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(127,639)
Less: Average goodwill and intangible assets	(536,638)	(536,772)	(536,470)	(536,601)	(535,474)
Average tangible common shareholders' equity (denominator)	$1,983,682	$1,993,183	$1,940,065	$1,907,619	$1,881,753

Return on average common shareholders' equity (tangible), annualized	11.89%	14.56%	12.93%	15.00%	10.32%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,712,680	$2,699,818	$2,692,958	$2,629,655	$2,616,828
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(538,053)	(536,697)	(536,847)	(536,544)	(536,659)
Tangible common shareholders' equity (numerator)	$1,981,749	$1,970,243	$1,963,233	$1,900,233	$1,887,291

Total assets	$25,796,398	$26,390,832	$26,079,774	$25,892,990	$25,906,733
Less: Goodwill and intangible assets	(538,053)	(536,697)	(536,847)	(536,544)	(536,659)
Total tangible assets (denominator)	$25,258,345	$25,854,135	$25,542,927	$25,356,446	$25,370,074

Tangible common equity to tangible assets	7.85%	7.62%	7.69%	7.49%	7.44%

Efficiency ratio
Non-interest expense	$154,019	$144,596	$140,831	$178,384	$154,738
Less: Amortization of tax credit investments	(1,547)	(1,546)	(1,563)	(1,531)	(1,532)
Less: Intangible amortization	(146)	(150)	(178)	(115)	(132)
Less: 2020 cost savings initiatives	—	—	—	—	(15,400)
Less: Debt extinguishment costs	(674)	—	(412)	(32,163)	—
Non-interest expense (numerator)	$151,652	$142,900	$138,678	$144,575	$137,674

Net interest income	$165,613	$171,270	$162,399	$164,449	$161,591
Tax equivalent adjustment	3,184	3,114	3,018	2,979	2,987
Plus: Total non-interest income	63,881	62,577	51,890	95,397	55,574
Less: Investment securities gains, net	(5)	—	(36)	(33,475)	—
Total revenue (denominator)	$232,673	$236,961	$217,271	$229,350	$220,152

Efficiency ratio	65.2%	60.3%	63.8%	63.0%	62.5%

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2021	2021	2021	2021	2020

Non-interest expenses to total average assets (annualized)
Non-interest expense	$154,019	$144,596	$140,831	$178,384	$154,738
Less: Amortization of tax credit investments	(1,547)	(1,546)	(1,563)	(1,531)	(1,532)
Less: Intangible amortization	(146)	(150)	(178)	(115)	(132)
Less: 2020 cost savings initiatives	—	—	—	—	(15,400)
Less: Debt extinguishment costs	(674)	—	(412)	(32,163)	—
Non-interest expense (numerator)	$151,652	$142,900	$138,678	$144,575	$137,674

Total average assets (denominator)	$26,136,536	$26,440,876	$26,017,542	$26,082,816	$25,749,405

Non-interest expenses to total average assets, (annualized)	2.30%	2.14%	2.14%	2.25%	2.13%

Asset Quality, excluding PPP
Net loans recovered (charged-off) (numerator)	$(2,976)	$2,305	$(6,954)	$(6,181)	$3,342

Average net loans	$18,220,550	$18,414,153	$18,906,556	$18,980,586	$18,994,514
Less: Average PPP loans	(435,042)	(850,618)	(1,524,389)	(1,688,713)	(1,830,426)
Total adjusted average loans (denominator)	$17,785,508	$17,563,535	$17,382,167	$17,291,873	$17,164,088

Net charge-offs (recoveries) to adjusted average loans (annualized)	0.07%	(0.05)%	0.16%	0.14%	(0.08)%

Non-performing loans (numerator)	$152,119	$150,222	$153,729	$152,448	$147,127

Net loans	$18,325,350	$18,269,407	$18,586,756	$18,990,986	$18,900,820
Less: PPP loans	(301,253)	(590,447)	(1,114,401)	(1,688,394)	(1,581,712)
Total adjusted loans (denominator)	$18,024,097	$17,678,960	$17,472,355	$17,302,592	$17,319,108

Non-performing loans to total adjusted loans	0.84%	0.85%	0.88%	0.88%	0.85%

ACL - loans (numerator)	$249,001	$256,727	$255,032	$265,986	$277,567

Net loans	$18,325,350	$18,269,407	$18,586,756	$18,990,986	$18,900,820
Less: PPP loans	(301,253)	(590,447)	(1,114,401)	(1,688,394)	(1,581,712)
Total adjusted loans (denominator)	$18,024,097	$17,678,960	$17,472,355	$17,302,592	$17,319,108

ACL - loans to total adjusted loans	1.38%	1.45%	1.46%	1.54%	1.60%

Pre-provision net revenue
Net interest income	$165,613	$171,270	$162,399	$164,448	$161,591
Non-interest income	63,881	62,577	51,890	95,397	55,574
Less: Investment securities gains, net	(5)	—	(36)	(33,475)	—
Total revenue	$229,489	$233,847	$214,253	$226,370	$217,165

Non-interest expense	$154,019	$144,596	$140,831	$178,384	$154,738
Less: Debt extinguishment	(674)	—	(412)	(32,163)	—
Less: Amortization on tax credit investments	(1,547)	(1,546)	(1,563)	(1,531)	(1,532)
Less: Intangible amortization	(146)	(150)	(178)	(115)	(132)
Total non-interest expense	$151,652	$142,900	$138,678	$144,575	$153,074

Pre-provision net revenue	$77,837	$90,947	$75,575	$81,795	$64,091

Note: numbers may not sum due to rounding.